EXHIBIT 5.1



                               BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                      ----
JOSEPH P. BARATTA                 (212) 750-9700       FACSIMILE: (212) 750-8297
HOWARD J. GOLDSTEIN                                            INFO@BARAGOLD.COM
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LOUIS R. AIDALA                                                       OF COUNSEL
JOAN PALERMO                                                 MARGARET M. STANTON
JOSEPH A. BARATTA*                                                LINDA MARYANOV
                                                            SAMUEL M. GREENFIELD
* ADMITTED IN NY AND NJ

                                  July 28, 2004

BRANDPARTNERS GROUP, INC.
10 Main Street
Rochester, NH 03839

                     Re: Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

We have acted as counsel for BrandPartners Group, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 5,000,000 shares of the Company's common stock, $.01 par value, (the "Common Stock"), issuable pursuant to the Company's 2004 Stock Incentive Plan, (the "Plan").

We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments thereto, the Registration Statement and originals, or copies certified to our satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We assume that the consideration received by you in connection with the proposed issuances of the Common Stock will include an amount in the form of cash or property that exceeds the greater of
(i) the aggregate par value of such shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "Capital) for purposes of the General Corporation Law of the State of Delaware.

Based on the foregoing examination, we are of the opinion that the shares of Common Stock issuable under the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, we consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Very truly yours,


                                                   /s/ BARATTA & GOLDSTEIN
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                                                       BARATTA & GOLDSTEIN









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